FORM 8-K - CURRENT REPORT

         (As last amended in Rel. No. 34-36968, eff. August 13, 1992.)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 8, 1999

                 CONSOLIDATED CAPITAL INSTUTIONAL PROPERTIES II
             (Exact name of registrant as specified in its charter)

             California                0-11723               94-2883067
    (State or other jurisdiction    (Commission           (I.R.S. Employer
         of incorporation)          File Number)           Identification
                                                              Number)
         55  Beattie Place
        Post Office Box 1089
     Greenville, South Carolina                                 29602
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code (864) 239-1000

                                      N/A
         (Former name or former address, if changed since last report)


ITEM 5.    OTHER EVENTS

Consolidated Capital Institutional Properties/2 (the "Partnership" or "Registrant") was formed for the benefit of its limited partners to lend funds to Consolidated Capital Equity Partners/2 ("CCEP/2"). The Partnership loaned funds to CCEP/2 subject to a nonrecourse note with a participation interest (the "Master Loan"). As of June 30, 1999, the Partnership's investment in the Master Loan was approximately $79,537,000, less an allowance for impairment loss of approximately $29,129,000, for a net balance of approximately $50,408,000.

On September 22, 1999 CCEP/2 sold Towne Center Plaza, one of its properties located in Santa Ana, CA which secured the Master Loan, to an unaffiliated third party for net sales proceeds of approximately $11,650,000 after payment of closing costs. CCEP/2 realized a gain on sale of approximately $5,000,000. The net proceeds from the sale will be paid to the Registrant as payment on the Master Loan.

The Registrant is currently evaluating its cash needs to determine what portion of the funds can be distributed to its partners in the near future.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits

10.28     Purchase and Sale Contract between Registrant effective September 22,
          1999.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         CONSOLIDATED CAPITAL PROPERTIES II


                         By:    CONCAP EQUITIES, INC.
                                Its General Partner


                         By:    /s/ Patrick J. Foye
                                Patrick J. Foye
                                Executive Vice President


                         Date: